Exhibit 4.2

Warrant No. W-[        ]

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THEY MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

THIS WARRANT AND THE EQUITY SECURITIES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE NOTE AND WARRANT PURCHASE AGREEMENT DATED October     , 2012, AS AMENDED.

WARRANT TO PURCHASE

EQUITY SECURITIES OF

VERSARTIS, INC.

(Void after October     , 2017)

THIS WARRANT (this “Warrant”) has been issued to [                    ] (the “Holder”), as of October     , 2012 (the “Effective Date”) in connection with the issuance to the Holder by Versartis, Inc., a Delaware corporation (the “Company”), of a certain convertible promissory note (the “Note”) in principal amount of $[            ] and pursuant to the terms of that certain Note and Warrant Purchase Agreement dated as of October     , 2012, by and among the Company and the investors named therein (the “Purchase Agreement”). Reference is hereby made to the Purchase Agreement for a statement of the terms and conditions under which this Warrant is issued and the Holder will be deemed, by its acceptance hereof, to have made the representations and warranties, and agrees to comply with all of the covenants, applicable to the Holder as set forth in the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

This Warrant is one of a series of warrants issued in connection with certain convertible promissory notes issued pursuant to the Purchase Agreement (such promissory notes, the “Bridge Notes”), which such Bridge Notes have been or will be issued by the Company totaling (as to the Note and such other Bridge Notes together) up to $4,500,000.00 in principal amount.

This certifies that the Holder, or assigns, for value received, is entitled to purchase from the Company subject to the terms set forth below, that number of fully paid and nonassessable shares (the “Warrant Shares”) of “Equity Securities” (as defined below) as set forth herein. For purposes of this Warrant, “Equity Securities” means the same class and series of securities issued actually upon conversion of the Note held by the Holder and “Exercise Price” means the price at which the Note held by the Holder actually converts into Equity Securities.

The number of shares of Equity Securities that the Holder shall be entitled to purchase from the Company under this Warrant shall equal $[insert 20% of Note principal] divided by the Exercise Price. The number of shares of Equity Securities that the Holder shall be entitled to purchase from the Company under this Warrant and the Exercise Price are subject to adjustment as provided herein.

Subject to this paragraph, this Warrant shall be exercisable at any time and from time to time following the conversion of the Note held by the Holder (the “Exercise Date”). This Warrant shall remain exercisable up to and including 5:00 p.m. (California Time) on the earlier of (i) the closing of the initial underwritten public offering of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”), (ii) a Sale of the Company (as defined in the Note) or (iii) five years from the date hereof (such earliest day being referred to herein as the “Expiration Date”) upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof This Warrant is issued subject to the following terms and conditions:

1. Exercise, Issuance of Certificates, Reduction in Number of Warrant Shares.

1.1 General. This Warrant is exercisable at the option of the Holder of record hereof beginning on the Exercise Date and ending on the Expiration Date, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under this Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of such Holder.

1.2 Net Issue Exercise of Warrant. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Equity Securities is greater than the Exercise

Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, Holder may elect to receive shares of Equity Securities equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription in which event the Company shall issue to the Holder a number of shares of Equity Securities computed using the following formula:

	X=	Y (A-B)
A

Where	X=	the number of shares of the Equity Securities to be issued to Holder;

	Y=	the number of shares of the Equity Securities purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation);

	A=	the fair market value of one share of the Company’s Equity Securities (at the date of such calculation); and

	B=	the Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, the fair market value of one share of the Equity Securities shall be determined by the Company’s Board of Directors in the good faith exercise of its reasonable business judgment; provided, however, that if the Equity Securities are convertible into Common Stock of the Company, and at the time of such exercise the Company’s Common Stock is listed on any established stock exchange or a national market system, then the per share fair market value of the Equity Securities shall be calculated based on the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market summary or the last reported sale price of the Common Stock or the closing price on any national stock exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five trading days prior to the date of determination of fair market value of the Equity Securities; provided further, that if the Equity Securities are convertible into Common Stock of the Company, and this Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the per share fair market value of the Equity Securities shall be calculated based on the per share offering price of Common Stock to the public in the Company’s initial public offering.

1.3 Automatic Exercise of Warrant. Notwithstanding any provisions herein to the contrary, if the Holder does not notify the Company of the Holder’s intent to exercise or not to exercise this Warrant prior to the Expiration Date, and the fair market value of one share of Equity Securities on the Expiration Date is greater than the Exercise Price, then the Holder shall be deemed to have net exercised this Warrant immediately prior to the Expiration Date pursuant to the terms set forth in Section 1.2 above. The Holder shall upon written notification by the Company within 30 days thereafter surrender this Warrant at the principal office of the

Company together with a properly endorsed Form of Subscription, whereupon the Company shall issue to the Holder a number of shares of Equity Securities computed using the formula set forth in Section 1.2 above.

2. Warrant Shares To Be Fully Paid; Reservation of Warrant Shares. The Company covenants and agrees that all Warrant Shares, shall, upon issuance and, if applicable, payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws. Following the initial closing of the Qualified Financing or Restructuring Transaction, as the case may be, the Company shall at all times reserve and keep available out of its authorized and unissued Equity Securities, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of the Equity Securities (and shares of Common Stock for issuance on conversion of such Equity Securities) as shall, from time to time, be sufficient therefore and if at any time the number of authorized but unissued shares of Equity Securities (and shares of Common Stock for issuance on conversion of such shares) shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Equity Shares, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Equity Securities (and shares of Common Stock for issuance on conversion of such shares) to a number of shares as shall be sufficient for such purposes.

3. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

3.1 Subdivision or Combination of Stock. In the event the outstanding shares of Equity Securities shall be increased by a stock dividend, stock split, subdivision, or other similar transaction occurring after the Effective Date into a greater number of shares of Equity Securities, the Exercise Price in effect immediately prior to such stock dividend, stock split, subdivision, or other similar transaction shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased. Conversely, in the event the outstanding shares of Equity Securities shall be decreased by a stock dividend, reverse stock split, subdivision or other similar transaction occurring after the Effective Date hereof into a lesser number of shares of Equity Securities, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

3.2 Reclassification. If any reclassification of the capital stock of the Company (a “Reclassification Event”) shall be effected (in one transaction or a series of related transactions) in such a way that holders of the Equity Securities shall be entitled to receive other stock or securities of the Company, then, as a condition of such Reclassification Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Equity Securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such other stock or securities of the Company as may be issued with respect to or in exchange for that number of outstanding shares of such Equity Securities equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock or securities of the Company thereafter deliverable upon the exercise hereof.

3.3 Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Equity Securities deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Equity Securities hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

3.4 Conversion or Redemption. In the event that all of the outstanding shares of the Equity Securities issuable upon exercise of this Warrant are either converted into Common Stock or redeemed in accordance with the Company’s Restated Certificate (as defined in the Note), this Warrant shall thereafter be exercisable for a number of shares of the Company’s Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full immediately prior to such conversion or redemption and the Equity Securities received thereupon had been simultaneously converted into Common Stock.

3.5 Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall promptly give written notice thereof addressed to the registered Holder at the address of such Holder as shown on the books of the Company. The notice shall be prepared and signed by the Company’s President or Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. Notwithstanding the foregoing, prior to the Expiration Date, in the event that the Company shall authorize:

(a) the issuance of any dividend or other distribution on the capital stock of the Company (other than (i) dividends or distributions otherwise provided for in Section 3; (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (iii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal or first offer contained in agreements providing for such rights; or (iv) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities; or

(b) the voluntary liquidation, dissolution or winding up of the Company; or

(c) a Sale of the Company,

the Company shall send to the Holder of this Warrant at least 15 days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b) or (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Requisite Holders.

5. Modification and Waiver. Any provision of this Warrant may be amended, waived, or modified upon the written consent of the Company and the Holder, or in the manner set forth in Section 4.15 of the Purchase Agreement.

6. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

7. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

8. Severability. If one or more provisions of this Warrant are held unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Warrant. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the Effective Date.

Company:	VERSARTIS, INC.

By:
Jeffrey L. Cleland, Chief Executive Officer

	Address:	275 Shoreline Drive, Suite 450
Redwood City, CA 94065

Holder:

[ ]

Address: [ ]

[Signature Page to Warrant]

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: Versartis, Inc.

[Please mark one box]

☐	The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, [1] shares of the Equity Securities of Versartis, Inc., a Delaware corporation (the “Company”), and herewith makes payment of $ therefor.

☐	The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, [1] shares of the Equity Securities of the Company and herewith elects to pay for such shares by reducing the number of shares issuable thereunder in accordance with Section 1.2 thereof. The undersigned hereby authorizes the Company to make the required calculation under Section 1.2 of the Warrant.

The undersigned represents that it is acquiring such Equity Securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof. The undersigned further represents and confirms that the representations and warranties of the Holder set forth in the Purchase Agreement are true and correct as of the date hereof. The undersigned requests that certificates for such shares be issued in the name of, and delivered to:                                         whose address is:                                         .

DATED:

[ ]

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

[1]	Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.